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                          BRADLEY, ARANT, ROSE & WHITE
                          2001 PARK PLACE, SUITE 1400
                           BIRMINGHAM, ALABAMA  35203

                                                                       EXHIBIT 5
                                March 29, 1995

SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Gentlemen:

         In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on March 29, 1995, relating to the proposed merger (the "Merger") of CNB Capital Corp. ("CNB") with SouthTrust of Mississippi, Inc., a Mississippi corporation and wholly-owned subsidiary of SouthTrust, and the issuance of up to 510,001 shares of Common Stock, par value $2.50 per share (the "Shares"), and associated rights to purchase 1/100 of one share of Series A Junior Participating Preferred Stock (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of CNB will receive Shares and Rights. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         (i) The Shares and Rights to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, have been duly and validly authorized and issued and will be fully paid and nonassessable; and

         (ii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the Shares and Rights of SouthTrust.
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SouthTrust Corporation
March 29, 1995
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         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption. "LEGAL MATTERS" in the Proxy Statement/Prospectus, which is part of the Registration Statement.

                                           Very truly yours,



                                           /s/ Bradley, Arant, Rose & White
                                           --------------------------------
                                           Bradley, Arant, Rose & White